PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated September 23, 2016)	Registration No. 333-213777

28,575,000 Shares of Common Stock

Warrants to purchase 14,287,500 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale, directly to selected investors, 28,575,000 shares of our common stock par value $0.001, per share (the “Common Stock”) at a price of $0.35 per share, plus warrants (the “Warrants”) to purchase an additional 14,287,500 shares of Common Stock at an exercise price of $0.35 per share. We will receive gross proceeds of $10,000,000 from this offering.

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”. Our Warrants are traded on the OTCQB tier of the OTC Markets under the symbol “NWBOW”. On December 19, 2016, the closing sale price of our common stock was $0.485 per share. December 19, 2016, we filed a Form 25 with the Securities and Exchange Commission (“SEC”) to effect the voluntary delisting of our common stock and warrants from The NASDAQ Capital Market and our common stock began trading on the OTCQB under the trading symbol “NWBO” and “NWBOW”, respectively.

The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 is $37,020,888, which was calculated based on 78,020,888 shares of our common stock outstanding held by non-affiliates and at a price of $0.485 per share, the closing price of our common stock on December 19, 2016. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

We have retained Chardan Capital Markets, LLC as placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for this purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” on page S-22 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-2 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$0.35	$10,001,250
Placement agent fees (1)	$0.028	$800,000
Proceeds, before expenses, to us	$0.322	$9,201,250

(1)             In addition, we also have agreed to reimburse the placement agent for expenses in connection with this offering. See “Plan of Distribution.”

Chardan Capital Markets, LLC

The date of this prospectus supplement is December 20, 2016.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 23, 2016, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-213777) utilizing a shelf registration process relating to the securities described in this prospectus supplement. Under this shelf registration process, we may, from time to time, sell up to $150 million in the aggregate of common stock, preferred stock, warrants, various series of debt securities, share purchase contracts, share purchase units, and warrants to purchase any of such securities, either individually or in units.

Under this shelf registration process, we are offering to sell Common Stock, Warrants, and shares of Common Stock issuable upon exercise of the Warrants using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-23 of this prospectus supplement before investing in our securities.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, and our telephone number is (240) 497-9024. Our website address is http://www.nwbio.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

Unless the context otherwise requires, “Northwest,” the “company,” “we,” “us,” “our” and similar names refer to Northwest Biotherapeutics, Inc.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to:

•	risks related to our abilities to carry out intended manufacturing expansions;
•	our ability to raise additional capital;
•	risks related to our ability to enroll patients in its clinical trials and complete the trials on a timely basis;
•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates generally;
•	uncertainties about the clinical trials process;
•	uncertainties about the timely performance of third parties;
•	risks related to whether our products will demonstrate safety and efficacy;
•	risks related to our commercialization efforts and commercial opportunity for our DCVax product candidates;
•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;
•	risks related to our plans to conduct future clinical trials or research and development efforts;
•	risks related to our ability to carry out our Hospital Exemption program (in Germany);
•	risks related to possible reimbursement and pricing;
•	uncertainties about estimates of the potential market opportunity for our product candidates;
•	uncertainties about our estimated expenditures and projected cash needs;
•	uncertainties about our expectations about partnering, licensing and marketing; and
•	the use of proceeds from this offering.

Please also see the discussion of risks and uncertainties under “Risk Factors” beginning on page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, as filed with the SEC, as amended, and which is incorporated herein by reference.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission (the “Commission”). We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock and warrants. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "RISK FACTORS" in this prospectus supplement on page S-2 and on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Securities offered	An aggregate of 28,575,000 shares Common Stock and Warrants to purchase 14,287,500 shares of Common Stock are being offered.

See “Description of Securities” on page S-18 for a complete description of the factors you should consider carefully before deciding to invest in our Securities.

Shares of Common Stock Outstanding After Offering	153,237,425 shares of Common Stock.(1)

How to Exercise Warrants	The Warrants will be evidenced by warrant certificates by completing the Exercise Notice form on the back of the warrant certificate and delivering it, together with payment of the exercise price, to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, Attention: Chief Executive Officer. Payment of the exercise price of the Warrants must be made by check or wire transfer or, in certain circumstances, by cashless exercise.

Other Terms of Warrants	Each Warrant entitles the holder to purchase one common share at a price of $0.35 per share. The Warrants will expire five (5) years from the date of issuance and may not be exercised after that date. The number of shares issuable upon the exercise of the Warrants and the exercise price per share will be proportionally adjusted in the event of a stock split, stock dividend, combination, or recapitalization of the common shares. See “DESCRIPTION OF SECURITIES.”

Risk Factors	Investing in our common shares and warrants involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "RISK FACTORS" on page S-2 of this prospectus supplement and page 3 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of proceeds	We estimate that our net proceeds from the Closing will be approximately $9,920,000,000, after deducting the placement agent fee and estimated expenses payable by us in connection with such closing. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Market for the Common Stock	Our Common Stock and Warrants trade on OTCQB tier of the OTC Markets under the symbols “NWBO” and “NWBOW”, respectively. However, there is no established public trading market for the Warrants, and we do not expect a market to develop.

(1) The number of shares of our Common Stock to be outstanding after this offering is based on approximately 124,662,425 shares outstanding as of December 19, 2016.

S-1

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and most recent Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Operations

We will need to raise substantial funds, on an ongoing basis, for general corporate purposes and operations, including our clinical trials. Such funding may not be available or may not be available on acceptable terms.

We will need substantial additional funding, on an ongoing basis, in order to continue execution of our clinical trials, to move our product candidates towards commercialization, to continue prosecution and maintenance of our large patent portfolio, to continue development and optimization of our manufacturing and distribution arrangements, and for other corporate purposes. Any financing, if available, may include restrictive covenants and provisions that could limit our ability to take certain actions, preference provisions for the investors, and/or discounts, warrants, anti-dilution rights, the provision of collateral, or other incentives. Any financing will involve issuance of equity and/or debt, and such issuances will be dilutive to existing shareholders. There can be no assurance that we will be able to complete any of the financings, or that the terms for such financings will be acceptable. If we are unable to obtain additional funds on a timely basis or on acceptable terms, we may be required to curtail or cease some or all of our operations at any time.

We are likely to continue to incur substantial losses, and may never achieve profitability.

As of September 30, 2016, we had a net cash outflows loss from operations, since inception. We may never achieve or sustain profitability.

As a Company with a novel technology and unproven business strategy, an evaluation of our business and prospects is difficult

We are still in the process of developing our product candidates through clinical trials. Our technology is novel and involves mobilizing the immune system to fight a patient’s cancer. Immune therapies have been pursued by many parties for decades, and have experienced many failures. In addition, our technology involves personalized treatment products, a new approach to medical products that involves new product economics and business strategies, which have not yet been shown to be commercially feasible or successful. We have not yet gone through scale-up of our operations to commercial scale. The novelty of our technology, product economics, and business strategy, and the limited scale of our operations to date, makes it difficult to assess our prospects for generating revenues commercially in the future.

We will need to expand our management and technical personnel as our operations progress, and we may not be able to recruit such additional personnel and/or retain existing personnel.

As of September 30, 2016, we employed approximately 12 full-time employees, plus manufacturing related employees in Germany. The rest of our personnel are retained on a consulting or contractor basis. Many biotech companies would typically have a larger number of employees by the time they reach late stage clinical trials. Such trials and other programs require extensive management capabilities, activities and skill sets, including scientific, medical, regulatory (for FDA and foreign regulatory counterparts), manufacturing, distribution and logistics, site management, reimbursement, business, financial, legal, public relations outreach to both the patient community and physician community, intellectual property, administrative, regulatory (SEC), investor relations and other.

S-2

In order to fully perform all these diverse functions, with late stage trials and other programs under way at many sites across the U.S. and in Europe, we will need to expand our management, technical and other personnel. However, with respect to management and technical personal, the pool of such personnel with expertise and experience with living cell products, such as our DCVax immune cell product, is very limited. In addition, we are a small company with limited resources, our business prospects are uncertain and our stock price is volatile. For some or all of such reasons, we may not be able to recruit all the management, technical and other personnel we need, and/or we may not be able to retain all of our existing personnel. In such event, we may have to continue our operations with a small team of personnel, and our business and financial results may suffer.

We rely at present on third-party contract manufacturers. As a result, we may be at risk for capacity limitations and/or supply disruptions.

We currently rely upon Cognate BioServices, Inc., or Cognate, to produce all of our DCVax product candidates in the U.S., and to supervise the production of our DCVax product candidates outside the U.S. The shareholders of Cognate BioServices include Toucan Capital Fund III, L.P., one of our stockholders, and its affiliates, including Linda Powers. We have an agreement in place with Cognate BioServices pursuant to which Cognate BioServices has agreed to provide manufacturing and other services for five years, in connection with our Phase III clinical trial of DCVax-L in brain cancer, and other programs. The agreement requires us to make certain minimum monthly payments to Cognate BioServices in order to have dedicated manufacturing capacity available for our products, irrespective of whether we actually order any DCVax products. The agreement also specifies the amounts we must pay for Cognate BioServices’ actual manufacturing of DCVax for patients.

Due to the large expansion of our Phase III trial with DCVax-L for brain cancer, and initiation of the trial in Europe, as well as initiation of our DCVax-Direct program, and certain advanced product development work, additional services that are required for logistics, distribution and tracking, and other pending programs, and the need for expanded manufacturing capacity, we entered into four new agreements with Cognate BioServices in January, 2014, for our DCVax-L and DCVax-Direct programs, Ancillary Services and Manufacturing Expansion Services. However, there can be no assurance that these expanded agreements will be sufficient. The agreements involved substantial upfront payments and provide for payment of at least half of all invoices to be paid in common stock and warrants of the Company, and the remainder in cash, at an initial price of $4.00 per share for an initial period in parallel with the lock-up period under the conversion transaction, subject to most favored nation treatment with respect to terms provided to other investors or creditors (including with respect to any warrants). The agreements may cover commercial as well as clinical activities, and will only be terminable early by either party for uncured material breach by the other party.

We have entered into an agreement with King’s College London to manufacture DCVax for our clinical trial and our compassionate use cases. Cognate BioServices will manage and supervise the processing in London. In addition, in Germany our partner, Fraunhofer IZI Institute in Germany, has received approval and certification from the regional and national regulatory agencies in Germany for the manufacture of DCVax for GBM. Fraunhofer IZI also received the necessary regulatory approvals to supply DCVax-L products to the U.K. for our clinical trial there. We anticipate that the manufacturing facilities in the U.K. will eventually obtain the necessary approvals, and that the German and U.K. facilities’ will be able to supply DCVax products for anywhere in Europe; however, this may not turn out to be feasible, for regulatory, operational and/or logistical reasons.

Problems with the manufacturing facilities, processes or operations of Cognate BioServices, or of our partners in the U.K. and/or Germany, could result in a failure to produce, or a delay in producing adequate supplies of our DCVax product candidates. A number of factors could cause interruptions or delays, including the inability of a supplier to provide raw materials, equipment malfunctions or failures, damage to a facility due to natural disasters or otherwise, changes in FDA or European regulatory requirements or standards that require modifications to our manufacturing processes, action by the FDA or European regulators, or by us that results in the halting or slowdown of production of components or finished products due to regulatory issues, our manufacturers going out of business or failing to produce product as contractually required, and/or other similar factors. Because manufacturing processes for our DCVax product candidates are highly complex, require specialized facilities (dedicated exclusively to DCVax production) and personnel that are not widely available in the industry, involve equipment and training with long lead times, and are subject to lengthy regulatory approval processes, alternative qualified production capacity may not be available on a timely basis or at all. Also, Cognate could choose to terminate its agreements with us if we are in breach. Difficulties, delays or interruptions in the manufacturing and supply of our DCVax product candidates could require us to stop enrolling new patients into our trials, and/or require us to stop the trial or other program, increase our costs, damage our reputation and, if our product candidates are approved for sale, cause us to lose revenue or market share if our manufacturers are unable to timely meet market demands.

S-3

The manufacturing of our product candidates will have to be greatly scaled up for commercialization, and neither we nor other parties in the industry have experience with such scale-up.

As is the case with any clinical trial, our Phase III clinical trial of DCVax-L for GBM involves a number of patients that is a small fraction of the number of potential patients for whom DCVax-L may be applicable in the commercial market. The same will be true of our other clinical programs with our other DCVax product candidates. If our DCVax-L, and/or other DCVax product candidates, are approved for commercial sale, it will be necessary to greatly scale up the volume of manufacturing, far above the level needed for the trials. Neither we nor our contract manufacturers have experience with such scale-up. In addition, there are very few consultants or advisors in the industry who have such experience and can provide guidance or assistance, because active immune therapies such as DCVax are a fundamentally new category of product in two major ways: these active immune therapy products consist of living cells, not chemical or biologic compounds, and the products are personalized. To our knowledge, no such products have successfully completed the necessary scale-up for commercialization without material difficulties. For example, Dendreon Corporation has encountered substantial difficulties trying to scale up the manufacturing of its Provenge® product for commercialization.

The necessary specialized facilities, equipment and personnel may not be available or obtainable for the scale-up of manufacturing of our product candidates.

The manufacture of living cells requires specialized facilities, equipment and personnel which are entirely different than what is required for the manufacturing of chemical or biologic compounds. Scaling up the manufacturing of living cell products to volume levels required for commercialization will require enormous amounts of these specialized facilities, equipment and personnel - especially where, as in the case of our DCVax product candidates, the product is personalized and must be made for each patient individually. Since living cell products are so new, and have barely begun to reach commercialization, the supply of the specialized facilities, equipment and personnel needed for them has not yet developed. It may not be possible for us or our manufacturers to obtain all of the specialized facilities, equipment and personnel needed for commercialization of our DCVax product candidates. This could delay or halt our commercialization.

Our technology is novel, involves complex immune system elements, and may not prove to be effective.

Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Over the course of several decades, there have been many different immune therapy product designs - and many product failures and company failures. To our knowledge, to date, only one active immune therapy, Provenge, has been approved by the FDA. The human immune system is complex, with many diverse elements, and the state of scientific understanding of the immune system is still limited. Some immune therapies previously developed by other parties showed surprising and unexpected toxicity in clinical trials. Other immune therapies developed by other parties delivered promising results in early clinical trials, but failed in later stage clinical trials.

To date, we have only completed early stage trials with our first product (DCVax-L) in limited numbers of patients. Although the results of those trials were quite positive, those results may not be achieved in our later stage clinical trials, such as the Phase III trial (with 331 patients enrolled) that we are now conducting for GBM, and our product candidates may not ultimately be found to be effective. Further, although we have not seen toxicity with our DCVax-L product in the early stage clinical trials, toxicity may be seen as we treat larger numbers of patients in late stage clinical trials. If such toxicity occurs, it could limit, delay or stop further clinical development or commercialization of our DCVax-L product.

S-4

We have only conducted the Phase I portion of our first-in-man Phase I/II clinical trial with our third product - DCVax Direct - after prior early stage trials with DCVax-L and DCVax-Prostate. Although the early results have not indicated any significant toxicity, we do not yet know what efficacy or toxicity DCVax-Direct may show in a larger sample of human patients. This product may not ultimately be found to be effective, and/or it may be found to be toxic, which could limit, delay or stop clinical development or commercialization of DCVax-Direct.

Clinical trials for our product candidates are expensive and time consuming, and their outcome is uncertain.

The process of obtaining and maintaining regulatory approvals for new therapeutic products is expensive, lengthy and uncertain. Costs and timing of clinical trials may vary significantly over the life of a project owing to any or all of the following non-exclusive reasons:

•	the duration of the clinical trial;
•	the number of sites included in the trials;
•	the countries in which the trial is conducted;
•	the length of time required and ability to enroll eligible patients;
•	the number of patients that participate in the trials;
•	the number of doses that patients receive;
•	the drop-out or discontinuation rates of patients;
•	per patient trial costs;
•	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;
•	our final product candidates having different properties in humans than in laboratory testing;
•	the need to suspend or terminate our clinical trials;
•	insufficient or inadequate supply or quality of necessary materials to conduct our trials;
•	potential additional safety monitoring, or other conditions required by the FDA or comparable foreign regulatory authorities regarding the scope or design of our clinical trials, or other studies requested by regulatory agencies;
•	problems engaging independent review Boards, or IRBs, to oversee trials or in obtaining and maintaining IRB approval of studies;
•	the duration of patient follow-up;
•	the efficacy and safety profile of a product candidate;
•	the costs and timing of obtaining regulatory approvals; and
•	the costs involved in enforcing or defending patent claims or other intellectual property rights

Typically requiring tens of millions of dollars, and take years to reach their outcomes. Such outcomes often fail to reproduce the results of earlier trials. It is often necessary to conduct multiple late stage trials (including multiple Phase III trials) in order to obtain sufficient results to support product approval, which further increases the expense. Sometimes trials are further complicated by changes in requirements while the trials are under way (for example, when the standard of care changes for the disease that is being studied in the trial). For example, while the Company’s lead program, the Phase III clinical trial of DCVax-L for brain cancer, has been under way, there has been a very large proliferation of new treatments in various stages of development, as well as some new product approvals, for brain cancer. Any of our current or future product candidates could take a significantly longer time to gain regulatory approval than we expect, or may never gain approval, either of which could delay or stop the commercialization of our DCVax product candidates.

We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidates.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients.

S-5

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

We have limited experience in conducting and managing clinical trials.

We rely on third parties to assist us, on a contract services basis, in managing and monitoring all of our clinical trials. We do not have experience conducting late stage clinical trials by ourselves without third party service firms, nor do we have experience in supervising such third parties in managing late stage, multi-hundred patient clinical trials, other than our current Phase III trial for GBM. Our lack of experience and/or our reliance on these third party service firms may result in delays or failure to complete these trials successfully and on time. If the third parties fail to perform, we may not be able to find sufficient alternative suppliers of those services in a reasonable time period, or on commercially reasonable terms, if at all. If we were unable to obtain alternative suppliers of such services, we might be forced to delay, suspend or stop our Phase III trial for GBM.

We may fail to comply with regulatory requirements.

Our success will be dependent upon our ability, and our collaborative partners’ abilities, to maintain compliance with regulatory requirements in multiple countries, including current good manufacturing practices, or cGMP, and safety reporting obligations. The failure to comply with applicable regulatory requirements can result in, among other things, fines, injunctions, civil penalties, total or partial suspension of regulatory approvals, refusal to approve pending applications, recalls or seizures of products, operating and production restrictions and criminal prosecutions.

Regulatory approval of our product candidates may be withdrawn at any time.

After any regulatory approval has been obtained for medicinal products (including any early approval such as our Hospital Exemption approval in Germany and/or our reimbursement eligibility determination in Germany), the product and the manufacturer are subject to continual review, including the review of adverse experiences and clinical results that are reported after our products are made available to patients, and there can be no assurance that such approval will not be withdrawn or restricted. Regulators may also subject approvals to restrictions or conditions, or impose post-approval obligations on the holders of these approvals, and the regulatory status of such products may be jeopardized if such obligations are not fulfilled. If post-approval studies are required, such studies may involve significant time and expense.

The manufacturer and manufacturing facilities we use to make any of our products will also be subject to periodic review and inspection by the FDA or EMA, as applicable. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or manufacturer or facility, including withdrawal of the product from the market. We will continue to be subject to the FDA or the European Medicines Agency, or EMA, requirements, as applicable, governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for all of our product candidates, even those that the FDA or EMA, as applicable, had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.

Our Operations under Early Access Programs Such As the Hospital Exemption in Germany May Not Be Successful

There is not much accumulated or available experience, information or precedents in regard to early access programs such hospital exemption programs and/or similar programs, especially for new types of treatments such as immune therapies. Our DCVax-L product for glioma brain cancers is one of the first products to receive a Hospital Exemption approval in Germany. Establishing operations under this Hospital Exemption will require us to establish and implement new operational, contractual, financial and other arrangements with physicians, hospitals, patients and others. We may not be successful in establishing and implementing such arrangements, and/or such arrangements may not be financially satisfactory or viable.

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We May Not Be Successful In Negotiating Acceptable or Viable Reimbursement

The reimbursement eligibility determination that we have received in Germany for our DCVax-L product for brain cancer allows us to negotiate reimbursement arrangements, but does not ensure a positive outcome. We must negotiate with hospitals and multiple Sickness Funds in Germany. Reimbursement at the current stage of our DCVax-L programs is extraordinary, and we do not have substantial precedents to refer to. Our DCVax-L product involves a different cost structure than traditional drugs and may require different reimbursement arrangements. The reimbursement arrangements also may be applied on a patient by patient basis. We may not be successful in negotiating or obtaining reimbursement, or obtaining it on acceptable or viable terms.

Our product candidates will require a different distribution model than conventional therapeutic products, and this may impede commercialization of our product candidates.

Our DCVax product candidates consist of living human immune cells. Such products are entirely different from chemical or biologic drugs, and require different handling, distribution and delivery than chemical or biologic drugs. One crucial difference is that the biomaterial ingredients (immune cells and tumor tissue) from which we make DCVax products and the finished DCVax products themselves are subject to time constraints in the shipping and handling. The biomaterial ingredients come from the medical centers to the manufacturing facility fresh and unfrozen, and must arrive within a certain time and in usable condition. Performance failures by the medical center or the courier company can result in biomaterials that are not usable, in which case it may not be possible to make DCVax product for the patient involved. The finished DCVax products are frozen, and must remain frozen throughout the process of distribution and delivery to the medical center or physician’s office, until the time of administration to the patient, and cannot be handled at room temperature until then. In addition, our DCVax product candidates are personalized and they involve ongoing treatment cycles over several years for each patient. Each product shipment for each patient must be tracked and managed individually. For all of these reasons, among others, we will not be able to simply use the distribution networks and processes that already exist for conventional drugs. It may take time for shipping companies, hospitals, pharmacies and physicians to adapt to the requirements for handling, distribution and delivery of these products, which may adversely affect our commercialization.

Our product candidates will require different marketing and sales methods and personnel than conventional therapeutic products. Also, we lack sales and marketing experience. These factors may result in significant difficulties in commercializing our product candidates.

The commercial success of any of our product candidates will depend upon the strength of our sales and marketing efforts. We do not have a marketing or sales force and have no experience in marketing or sales of products like our lead product, DCVax-L for GBM. To fully commercialize our product candidates, we will need to recruit and train marketing staff and a sales force with technical expertise and ability to manage the distribution of our DCVax-L for GBM. As an alternative, we could seek assistance from a corporate partner or a third party services firm with a large distribution system and a large direct sales force. However, since our DCVax products are living cell, immune therapy products, and these are a fundamentally new and different type of product than are on the market today, we would still have to train such partner’s or such services firm’s personnel about our products, and would have to make changes in their distribution processes and systems to handle our products. We may be unable to recruit and train effective sales and marketing forces or our own, or of a partner or a services firm, and/or doing so may be more costly and difficult than anticipated. Such factors may result in significant difficulties in commercializing our product candidates, and we may be unable to generate significant revenues.

The availability and amount of potential reimbursement for our product candidates by government and private payers is uncertain and may be delayed and/or inadequate.

The availability and extent of reimbursement by governmental and/or private payers is essential for most patients to be able to afford expensive treatments, such as cancer treatments. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private payers tend to follow CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products. To date, we are aware of only one active immune therapy that has reached the stage of a reimbursement decision (Provenge). Although CMS approved coverage and reimbursement for Provenge, and private payers followed suit, there remain substantial questions and concerns about reimbursement for Provenge, and such questions and concerns appear to be impeding sales.

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Reimbursement agencies in Europe can be even more conservative than CMS in the U.S. A number of cancer drugs which have been approved for reimbursement in the U.S. have not been approved for reimbursement in certain European countries, and/or the level of reimbursement approved in Europe is lower than in the U.S.

Various factors could increase the difficulties for our DCVax products to obtain reimbursement. Costs and/or difficulties associated with the reimbursement of Provenge could create an adverse environment for reimbursement of other immune therapies, such as our DCVax products. Approval of other competing products (drugs and/or devices) for the same disease indications could make the need for our products and the cost-benefit balance seem less compelling. The cost structure of our product is not a typical cost structure for medical products, as the majority of our costs are incurred up front, when the manufacturing of the personalized product is done. Our atypical cost structure may not be accommodated in any reimbursement for our products. If we are unable to obtain adequate levels of reimbursement, our ability to successfully market and sell our product candidates will be adversely affected.

The manner and level at which reimbursement is provided for services related to our product candidates (e.g., for administration of our product to patients) are also important. If the reimbursement for such services is inadequate, that may lead to physician resistance and adversely affect our ability to market or sell our products.

The methodology under which CMS makes coverage and reimbursement determinations is subject to change, particularly because of budgetary pressures facing the Medicare program. For example, the Medicare Prescription Drug, Improvement, and Modernization Act, or Medicare Modernization Act, enacted in 2003, provided for a change in reimbursement methodology that has reduced the Medicare reimbursement rates for many drugs, including oncology therapeutics. The Affordable Care Act may also result in changes in reimbursement arrangements that adversely affect the prospects for reimbursement of our products.

In markets outside the U.S., where we plan to operate in the future, the prices of medical products are subject to direct price controls and/or to reimbursement with varying price control mechanisms, as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the U.S. Some jurisdictions operate positive and/or negative list systems under which products may only be marketed once a reimbursement price has been agreed. Other countries allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. Accordingly, in markets outside the U.S., the reimbursement for our products may be reduced compared with the U.S. and may be insufficient to generate commercially reasonable revenues and profits.

Competition in the biotechnology and biopharmaceutical industry is intense, rapidly expanding and most of our competitors have substantially greater resources than we do.

The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. Several companies, such as Novartis, Amgen and Bluebird Bio, Dendreon, Celldex Therapeutics, Inc., Activartis, Oxford Biomedica plc, Argos Therapeutics, Inc., Agenus, Inc., Prima Biomed, Ltd., Avax Technologies, Inc., Immunocellular Therapeutics, Ltd., Bavarian Nordic, Bellicum Pharmaceuticals, Juno Therapeutics, KITE Pharma and a rapidly expanding number of other companies are actively involved in the research and development of immune therapies or cell-based therapies for cancer. In addition, other novel technologies for cancer are under development or commercialization, such as checkpoint inhibitor drugs (which are being rapidly developed by numerous big pharma companies including BMS, Merck, Pfizer, Astra Zeneca, Roche and others) and various T cell based therapies (which are also being rapidly developed by numerous companies with extraordinary resource backing), as well as the electro-therapy device of NovoCure. Additionally, many companies are actively involved in the research and development of monoclonal antibody-based cancer therapies. Currently, a substantial number of antibody-based products are approved for commercial sale for cancer therapy, and a large number of additional ones are under development, including late stage trials. Many other third parties compete with us in developing alternative therapies to treat cancer, including: biopharmaceutical companies; biotechnology companies; pharmaceutical companies; academic institutions; and other research organizations, as well as some medical device companies (e.g., NovoCure and MagForce Nano Technologies AG).

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We face extensive competition from companies developing new treatments for brain cancer. These include a variety of immune therapies, as mentioned above (including T cell based therapies and checkpoint inhibitor drugs), as well as a variety of small molecule drugs and biologics drugs. There are also a number of existing drugs used for the treatment of brain cancer that may compete with our product, including, Avastin® (Roche Holding AG), Gliadel® (Eisai Co. Ltd.), and Temodar® (Merck& Co., Inc.), as well as NovoCure’s electrotherapy device.

Most of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing and sales than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly if they enter into collaborative arrangements with large and established companies.

These third parties compete with us in recruiting and retaining qualified scientific and management personnel and collaborators, as well as in acquiring technologies complementary to our programs, and in obtaining sites for our clinical trials and enrolling patients.

Our competitors may complete their clinical development more rapidly than we and our products do, may develop more effective or affordable products, or may achieve earlier or longer patent protection or earlier product marketing and sales. Any products developed by us may be rendered obsolete and non-competitive.

Competing generic medicinal products may be approved.

In the E.U., there exists a process for approval of generic biological medicinal products once patent protection and other forms of data and market exclusivity have expired. Arrangements for approval of generic biologics products exist in the U.S. as well, and the FDA recently approved the first bio-similar product. Other jurisdictions are considering adopting legislation that would allow the approval of generic biologic medicinal products. If generic biologic medicinal products are approved, competition from such products may substantially reduce sales of our products.

We may be exposed to potential product liability claims, and our existing insurance may not cover these claims, in whole or in part. In addition, insurance against such claims may not be available to us on reasonable terms in the future, if at all.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing, marketing, sale and use of therapeutic products. We have insurance coverage but this insurance may not cover any claims made. In the future, insurance coverage may not be available to us on commercially reasonable terms (including acceptable cost), if at all. Insurance that we obtain may not be adequate to cover claims against us. Regardless of whether they have any merit or not, and regardless of their eventual outcome, product liability claims may result in substantially decreased demand for our product candidates, injury to our reputation, withdrawal of clinical trial participants or physicians, and/or loss of revenues. Thus, whether or not we are insured, a product liability claim or product recall may result in losses that could be material.

We may need to store, handle, use and dispose of controlled hazardous, radioactive and biological materials in our business. Our development activities may result in our becoming subject to regulatory requirements, and if we fail to comply with applicable requirements we could be subject to substantial fines and other sanctions, delays in research and production, and increased operating costs. In addition, if regulated materials were improperly released at our current or former facilities or at locations to which we send materials for disposal, we could be liable for substantial damages and costs, including cleanup costs and personal injury or property damages, and we could incur delays in research and production and increased operating costs.

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Insurance covering certain types of claims of environmental damage or injury resulting from the use of these materials is available but can be expensive and is limited in its coverage. We have no insurance specifically covering environmental risks or personal injury from the use of these materials and if such use results in liability, our business may be seriously harmed.

Collaborations play an important role in our business, and could be vulnerable to competition or termination.

We work with scientists and medical professionals at academic and other institutions, including UCLA, MD Anderson Cancer Center, Kings College Hospital and the Fraunhofer Institute, among others, some of whom have conducted research for us or have assisted in developing our research and development strategy. These scientists and medical professionals are collaborators, not our employees. They may have commitments to, or contracts with, other institutions or businesses (including competitors) that limit the amount of time they have available to work with us. We have little control over these individuals. We can only expect that they devote time to us and our programs as required by any license, consulting or sponsored research agreements we may have with them. In addition, these individuals may have arrangements with other companies to assist in developing technologies that may compete with our products. If these individuals do not devote sufficient time and resources to our programs, or if they provide substantial assistance to our competitors, our business could be seriously harmed.

The success of our business strategy may partially depend upon our ability to develop and maintain our collaborations and to manage them effectively. Due to concerns regarding our ability to continue our operations or the commercial feasibility of our personalized DCVax product candidates, these third parties may decide not to conduct business with us or may conduct business with us on terms that are less favorable than those customarily extended by them. If either of these events occurs, our business could suffer significantly.

We may have disputes with our collaborators, which could be costly and time consuming. Failure to successfully defend our rights could seriously harm our business, financial condition and operating results. We intend to continue to enter into collaborations in the future. However, we may be unable to successfully negotiate any additional collaboration and any of these relationships, if established, may not be scientifically or commercially successful.

Our business could be adversely affected by new legislation and/or product related issues.

Changes in applicable legislation and/or regulatory policies or discovery of problems with the product, production process, site or manufacturer may result in delays in bringing products to market, the imposition of restrictions on the product’s sale or manufacture, including the possible withdrawal of the product from the market, or may otherwise have an adverse effect on our business.

Our business could be adversely affected by animal rights activists.

Our business activities have involved animal testing, as such testing is required before new medical products can be tested in clinical trials in human patients. Animal testing has been the subject of controversy and adverse publicity. Some organizations and individuals have attempted to stop animal testing by pressing for legislation and regulation in these areas. To the extent that the activities of such groups are successful, our business could be adversely affected. Negative publicity about us, our pre-clinical trials and our product candidates could also adversely affect our business.

Multiple late stage clinical trials of DCVax-L for GBM, our lead product, may be required before we can obtain regulatory approval.

Typically, companies conduct multiple late stage clinical trials of their product candidates before seeking product approval. Our current Phase III clinical trial of DCVax-L for GBM is our first late stage trial. We may be required to conduct additional late stage trials with DCVax-L for GBM before we can obtain product approval. This would substantially delay our commercialization. In addition, our Phase III trial of DCVax-L is on a partial clinical hold for new screening for enrollment. To date, regulators have not agreed to lift this hold.  We are in ongoing dialog with the regulators. Although 331 of the planned 348 patients are enrolled in this trial, and have continued to be treated without interruption, we do not anticipate enrolling further patients in this trial. There is also some possibility that changes requested by the FDA and/or other regulators could complicate the application process for product approvals. In addition, a rapidly growing number of products are under development for brain cancer, including immunotherapies such as checkpoint inhibitor drugs and T cell based therapies, and some (e.g., NovoCure’s device) have been approved in the U.S. It is possible that the standard of care for brain cancer could change while our Phase III trial is still under way. This could necessitate further clinical trials with our DCVax-L product candidate for brain cancer.

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Changes in manufacturing methods for DCVax-L could require us to conduct equivalency studies and/or additional clinical trials.

With biologics products, “the process is the product”: i.e., the manufacturing process is considered to be as integral to the product as is the composition of the product itself. If any changes are made in the manufacturing process, and such changes are considered material by the regulatory authorities, the company sponsor may be required to conduct equivalency studies to show that the product is equivalent under the changed manufacturing processes as under the original manufacturing processes, and/or the company sponsor may be required to conduct additional clinical trials. In addition, if there are multiple manufacturing locations, equivalency studies may be required to show that the products produced in the respective facilities are substantially the same. Our manufacturing processes have undergone some changes during the early clinical trials, and we have multiple manufacturing locations. Accordingly, we may be required to conduct equivalency studies, and/or additional clinical trials, before we can obtain product approval, unless the regulatory authorities are satisfied that the changes in processes do not affect the quality, efficacy or safety of the product, and satisfied that the products made in each manufacturing location are substantially the same.

We may not receive regulatory approvals for our product candidates or there may be a delay in obtaining such approvals.

Our products and our ongoing development activities are subject to regulation by regulatory authorities in the countries in which we and our collaborators and distributors wish to test, manufacture or market our products. For instance, the FDA will regulate the product in the U.S. and equivalent authorities, such as the EMA will regulate in Europe. Regulatory approval by these authorities will be subject to the evaluation of data relating to the quality, efficacy and safety of the product for its proposed use, and there can be no assurance that the regulatory authorities will find our data sufficient to support product approval of DCVax-L or DCVax-Direct. In addition, the endpoint against which the data is measured must be acceptable to the regulatory authorities. The primary endpoint of our Phase III trial of DCVax-L is progression free survival. Sometimes regulators have accepted this endpoint, and sometimes not. There can be no assurance that the regulatory authorities will find this to be an approvable endpoint for Glioblastoma multiforme cancer.

The time period required to obtain regulatory approval varies between countries. In the U.S., for products without “Fast Track” status, it can take up to 18 months after submission of an application for product approval to receive the FDA's decision. Even with Fast Track status, FDA review and decision can take up 12 months. At present, we do not have Fast Track status for our lead product, DCVax-L for GBM. We plan to apply for Fast Track status, but there can be no assurance that FDA will grant us such status for DCVax-L.

Different regulators may impose their own requirements and may refuse to grant, or may require additional data before granting, an approval, notwithstanding that regulatory approval may have been granted by other regulators. Regulatory approval may be delayed, limited or denied for a number of reasons, including insufficient clinical data, the product not meeting safety or efficacy requirements or any relevant manufacturing processes or facilities not meeting applicable requirements as well as case load at the regulatory agency at the time.

We may not obtain or maintain the benefits associated with orphan drug status, including market exclusivity.

Although our lead product, DCVax-L for GBM, has been granted orphan drug status in both the U.S. and the E.U., we may not receive the benefits associated with orphan drug designation (including the benefit providing for market exclusivity for a number of years). This may result from a failure to maintain orphan drug status, or result from a competing product reaching the market that has an orphan designation for the same disease indication. Under U.S. and E.U. rules for orphan drugs, if such a competing product reaches the market before ours does, the competing product could potentially obtain a scope of market exclusivity that limits or precludes our product from being sold in the U.S. for seven years or from being sold in the E.U. for ten years. Also, in the E.U., even after orphan status has been granted, that status is re-examined shortly prior to the product receiving any regulatory approval. The EMA must be satisfied that there is evidence that the product offers a significant benefit relative to existing therapies, in order for the therapeutic product to maintain its orphan drug status. Accordingly, our product candidates will have to re-qualify for orphan drug status prior to any potential product approval in the E.U.

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Our intellectual property rights may be overturned, narrowed or blocked, and may not provide sufficient commercial protection for our product candidates, or third parties may infringe upon our intellectual property.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Patent laws afford only limited protection and may not protect our rights to the extent necessary to sustain any competitive advantage we may have. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in those countries. Moreover patents and patent applications relating to living cell products are relatively new, involve complex factual and legal issues, and are largely untested in litigation - and as a result, are uncertain. Our pending and future patent applications may not result in patents being issued which adequately protect our technology or products or which effectively prevent others from commercializing the same or competitive technologies and products. As a result, we may not be able to obtain meaningful patent protection for our commercial products, and our business may suffer as a result. Third parties may challenge our existing patents, and such challenges could result in overturning or narrowing some of our patents. Even if our patents are not challenged, third parties could assert that their patents block our use of technology covered by some or all of our patents

As of September 39, 2016, we had 60 pending patent applications and 136 issued patents worldwide relating to our product candidates and related matters such as manufacturing processes. The issued patents expire at various dates from 2022 to 2028. Our issued patents may be challenged, and such challenges may result in reductions in scope, cancellations or invalidations. Our pending patent applications may not result in issued patents. Moreover, our patents and patent applications may not be sufficiently broad to prevent others from using substantially similar technologies or from developing competing products. We also face the risk that others may independently develop similar or alternative technologies, or design around our patented technologies. As a result, no assurance can be given that any of our pending or future patent applications will be granted, that the scope of any patent protection currently granted or that may be granted in the future will exclude competitors or provide us with competitive advantages, that any of the patents that have been or may be issued to us will be held valid if subsequently challenged, or that other parties will not claim rights to or ownership of our patents or other proprietary rights that we hold.

We have taken security measures (including execution of confidentiality agreements) to protect our proprietary information, especially proprietary information that is not covered by patents or patent applications. These measures, however, may not provide adequate protection for our trade secrets or other proprietary information. In addition, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our trade secrets.

We may be exposed to claims or lawsuits that our products infringe patents or other proprietary rights of other parties.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We have not conducted a comprehensive freedom-to-operate review to determine whether our proposed business activities or use of certain of the technology covered by patent rights owned by us would infringe patents issued to third parties.

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There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. The patent landscape is especially uncertain in regard to cell therapy products, as it involves complex legal and factual questions for which important legal principles remain unresolved. We may become party to, or be threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the U.S. Patent and Trademark Office. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages. If the infringement is found to be willful, we could be liable for treble damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

We have already been exposed to one patent lawsuit by a large company, which we vigorously defended. Our defense resulted in the plaintiff withdrawing nearly all of the claims it filed, and in settlement of the last claims without any payment to the plaintiff by us. However, the litigation was expensive and time consuming. We have recently also been exposed to claims (without a lawsuit) by a competitor asserting or implying (and commentaries by third parties based on the claims by our competitor) that a patent issued to our competitor covers our products. We believe these claims to be without merit. However, if a lawsuit for infringement were brought against us, there can be no assurance that a judge or jury would agree with our position, and in any event such litigation would be expensive and time consuming. In the future, we may again be exposed to claims by third parties - with or without merit - that our products infringe their intellectual property rights.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

DCVax is our only technology in clinical development.

Unlike many pharmaceutical companies that have a number of products in development and which utilize many different technologies, we are dependent on the success of our DCVax platform technology. While the DCVax technology has a wide scope of potential use, and is embodied in several different product lines for different clinical situations, if the core DCVax technology is not effective or is toxic or is not commercially viable, our business could fail. We do not currently have other technologies that could provide alternative support for us.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2015 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Our management and our independent auditors have identified internal control deficiencies, which our management and our independent auditor believe constitute material weaknesses

In connection with the preparation of our financial statements for the period ended September 30, 2016, and prior periods, our management and our independent auditor identified certain internal control deficiencies that, in the aggregate, represent material weaknesses, including the following. However, these weaknesses did not result in any material unadjusted differences when preparing the September 30, 2016, financial statements. Such deficiencies include:

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•	Insufficient segregation of duties, oversight of work performed and lack of compensating controls in our finance and accounting function due to limited personnel.
•	Lack of controls in place, including those surrounding related party transactions, to ensure that all material transactions and developments impacting the financial statements are reflected and properly recorded.
•	Lack of documentation to support occurrences of review and approval procedures.
•	Design deficiencies that do not meet stated control objectives that elevate the level of risk of a material misstatement to our financial statements.
•	Policies and procedures with respect to the review, supervision and monitoring of our accounting operations throughout the organization were either not designed and in place or not operating effectively.
•	We did not maintain an adequate risk oversight function to evaluate and report on risks to financial reporting throughout the organization, including completion of a comprehensive risk assessment to identify all potential risk areas and evaluate the adequacy of controls to mitigate identified risk.
•	We did not maintain an effective anti-fraud program designed to detect and prevent fraud relating to (i) an effective whistle- blower program or other comparable mechanism and (ii) an ongoing program to manage identified fraud risks.

As part of our independent auditors’ communications with our audit committee with respect to audit procedures for the year ended December 31, 2015, our independent auditors informed the audit committee that these deficiencies constituted material weaknesses, as defined by Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements and Related Independence Rule and Conforming Amendments,” established by the Public Company Accounting Oversight Board, or PCAOB. Accordingly, the report of Marcum LLP on the Company’s internal control over financial reporting as of December 31, 2014, as well as management’s report as of the same date, which were included in the Annual Report, contained an adverse opinion thereon. Since 2012, we have retained a third party firm to perform our financial reporting function on a contract services basis. This third party firm specializes in technical accounting and SEC reporting services, and performs this function for many other bio-pharma companies, both small and large. This third party firm is owned and managed by individuals with significant “Big 4” accounting firm experience. In addition, we hired a “Big 4” accounting firm in early 2015 to review the significant estimates surrounding our derivative financial instruments. Management intends to take additional steps in due course to make the necessary improvements to address these deficiencies, but the timing of such steps is uncertain and the availability of funding and resources for such steps are also uncertain. Our ability to retain or attract qualified individuals to serve on our Board and to take on key management or other roles within our Company is also uncertain. Our failure to successfully complete the remediation of the existing weaknesses could lead to heightened risk for financial reporting mistakes and irregularities, and/or lead to a loss of public confidence in our internal controls that could have a negative effect on the market price of our common stock.

Risks Related to our Common Stock

We voluntarily delisted our stock from The NASDAQ Capital Market, which could adversely affect the market liquidity of our common stock and harm our businesses.

Until December 19, 2016, our common stock was traded on The NASDAQ Capital Market. On December 19, 2016, we effected a voluntary delisting from The NASDAQ Capital Market and our common stock began trading on the OTCQB Marketplace under the trading symbol “NWBO.” And our warrants began trading under the symbol “NWBOW”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Our delisting from The NASDAQ Capital Market and commencement of trading on the OTCQB tier of the OTC Markets may result in a reduction in some or all of the following, each of which could have a material adverse effect on our shareholders:

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•	the liquidity of our shares of common stock;
•	the market price of our shares of common stock;
•	our ability to obtain financing for the continuation of our operations;
•	the number of institutional and other investors that will consider investing in our shares of common stock;
•	the number of market markers in our shares of common stock;
•	the availability of information concerning the trading prices and volume of our shares of common stock; and
•	the number of broker-dealers willing to execute trades in our shares of common stock.

If our common stock is determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

On December 19, 2016, we effected a voluntary delisting from The NASDAQ Capital Market and our common stock began trading on the OTCQB tier of the OTC Markets under the trading symbol “NWBO”. The SEC has adopted regulations that define a “penny stock” to include any equity security that has a market price per share of less than $5.00, subject to certain exceptions, and certain securities not listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities. The last reported closing sales price of our common stock on December 19, 2016 was $0.485 per share, as reported on the OTCQB. If our common stock was determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

Volatility of our stock price could adversely affect stockholders.

The share prices of publicly traded biotechnology and emerging pharmaceutical companies, particularly companies without consistent product revenues and earnings, can be highly volatile and are likely to remain highly volatile in the future. The price which investors may realize in sales of their shares of our common stock may be materially different than the price at which our common stock is quoted, and will be influenced by a large number of factors, some specific to us and our operations, and some unrelated to our operations. Such factors may cause the price of our stock to fluctuate frequently and substantially. Such factors may include large purchases or sales of our common stock, shorting of our stock, positive or negative events, commentaries or publicity relating to our company, management or products, or other companies, management or products, including other immune therapies for cancer or immune therapies or cancer therapies generally, positive or negative events relating to healthcare and the overall pharmaceutical and biotech sector, the publication of research by securities analysts and changes in recommendations of securities analysts, legislative or regulatory changes, and/or general economic conditions. In the past, shareholder litigation, including class action litigation, has been brought against other companies that experienced volatility in the market price of their shares and/or unexpected or adverse developments in their business. Whether or not meritorious, litigation brought against a company following such developments can result in substantial costs, divert management’s attention and resources, and harm the company’s financial condition and results of operations.

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The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs, and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act. The Exchange Act requires, among other things, filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K following the happening of certain material events, with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We have identified a number of material weaknesses in our internal controls, as described above under “- Our management and our independent auditors have identified internal control deficiencies, which our management and our independent auditor believe constitute material weaknesses.” Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management's attention from other business concerns, both of which may have a material adverse effect on our business.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the market price of our common stock.

We have not paid any cash dividends on our common stock to date in our history, and we do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Also, any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of our common stock. Such increases in the trading price of our stock may not occur.

Our certificate of incorporation and bylaws and Delaware law, have provisions that could discourage, delay or prevent a change in control.

Our certificate of incorporation and bylaws and Delaware law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 40,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our certificate of incorporation and bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

•	provide the Board of Directors with the ability to alter the bylaws without stockholder approval;
•	establish staggered terms for board members;
•	place limitations on the removal of directors; and
•	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

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We are also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

We may have claims and lawsuits against us which may result in adverse outcomes.

From time to time we may be subject to a variety of claims and lawsuits. As described more fully in the Company’s filings with the Securities and Exchange Commission, we are engaged in several potential claims seeking access to certain corporate books and records, and two potential claims relating to short swing profit matters which the Company itself identified and believes have been resolved. We believe these claims are without merit. However, litigation and claims are subject to inherent uncertainties, and adverse rulings or outcomes could occur, and/or could lead to further claims or litigation. Adverse outcomes or further litigation could result in significant monetary damages or injunctive relief that could adversely affect our business. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable. In addition, litigation and claims may divert material amounts of management time and attention from our business, and/or involve significant legal costs and expenses.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $10,001,000 gross, and $9,101,000 after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for our clinical trial programs, for expansion of our manufacturing capacity, and for working capital and other general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

In purchasing shares in this offering, the buyer’s interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2016 was approximately $(5.0) million, or $(0.04) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 28,575,000 shares of our common stock in this offering at the offering price of $0.35 per share, and after deducting the placement agent’s fees, and $100,000 of estimated offering expenses payable by us, our net tangible book value as of September 30. 2016 would have been approximately $4.1 million, or $0.03 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $0.32 per share to purchasers in this offering.

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The following table illustrates the dilution:

Offering price per share		$0.35
Net tangible book value per share as of September 30, 2016	$(0.04)
Increase in net tangible book value per share after this offering	$0.07
Pro forma net tangible book value per share after this offering		$0.03

Dilution per share to the investor in this offering		$0.32

The above table is based on 120,776,695 shares outstanding, including redeemable shares, as of September 30, 2016 and excludes, as of that date:

•	1,551,000 shares of our common stock subject to outstanding options having a weighted average exercise price of $10.56 per share;

•	22,604,339 shares of our common stock reserved for issuance in connection with future awards under our Amended and Restated 2007 Stock Option Plan; and

•	40,306,128 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants at a weighted average exercise price of $2.83 per share.

To the extent that any outstanding options or warrants are exercised, new options are issued under our Amended and Restated 2007 Stock Option Plan, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investor.

DESCRIPTION OF SECURITIES

In this offering, we are offering up to 28,575,000 shares of common stock and warrants to purchase an additional 14,287,500 shares of common stock.

Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Certificate of Incorporation, we have authority to issue 450,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of July 5, 2016, there were 113,567,204 shares of common stock issued and outstanding and no shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

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Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

Warrants

We are offering up to 14,287,500 warrants through this prospectus supplement. Each full warrant will entitle the holder to purchase one common share at a price of $0.35 per share subject to adjustment as described below under “Adjustment of the Number of Shares and Exercise Price.”

How to Exercise Warrants

The Warrants may be exercised by delivery of an Exercise Notice, in the form attached to the warrant certificates, to us and payment of the exercise price. The Exercise Notice form attached to the warrant certificate must be signed by the warrant holder, and if the shares are to be issued to a person other than the warrant holder, the warrant holder’s signature must be guaranteed by a financial institution that is a participant in a recognized signature guarantee program. Except as described, payment of the exercise price of the Warrants must be made in cash by wire transfer.

If a registration statement under the Securities Act permitting the resale of the shares issuable upon the exercise of the Warrants is not in effect, a warrant holder may deliver to us an Exercise Notice cancelling all or a portion of the Warrants being exercised in lieu of paying the exercise price in cash, and receive upon such exercise the "net number" of common shares determined according to a formula based on the total number of shares with respect to which the Warrants are being exercised, the closing sale price for our common shares on the trading day immediately preceding the date that the Warrant Exercise Notice is received, and the exercise price of the Warrants.

No fractional common shares will be issued upon the exercise of the Warrants. Instead, the number of common shares to be issued shall at the election of the Company be rounded up to the next whole share or be rounded down to the nearest whole share and we will refund to the warrant holder the portion of the exercise price allocable to the fraction of a share not issued.

Limitations on Exercise

The number of common shares that may be acquired by a warrant holder upon any exercise of a warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of our common shares then beneficially owned by the warrant holder and its affiliates and any other persons whose beneficial ownership of our common shares would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% (or, upon election of investor, 9.99%) of the total number of issued and outstanding common shares (including for such purpose the common shares issuable upon such exercise), provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, further, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

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Expiration Date of Warrants

The Warrants will expire at 5:00 p.m. New York time five (5) years after the date the warrants are issued and may not be exercised after that date.

Transferability

The Warrants may be transferred by the warrant holder upon surrender of the warrant certificate to us together with the appropriate instruments of transfer. The Warrants may be transferred independent of the common shares with which they are being issued.

Cash Penalty and Buy-In Rights

We are required to deliver the common shares issuable upon the exercise of the Warrants not later than the third trading day after we receive a Warrant holder’s Exercise Notice, provided that the warrant holder pays the exercise price by the next trading day after we receive the Exercise Notice. If we do not receive the exercise price by the third trading day after we received the Exercise Notice, then we will not be obligated to deliver the common shares until the trading day after we receive the exercise price. If we fail to deliver the shares by the date due, then, in addition to all other remedies available to the warrant holder, we will be required to pay the warrant holder an amount of cash equal to

•	the buy-in price, meaning (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less (ii) the amount obtained by multiplying the number of such shares and the price at which the sell order was executed; and

•	at the holder’s discretion, either reinstate the portion of the warrant and equivalent number of shares for which exercise was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had we timely delivered the warrant shares.

In addition, if we fail for any reason to deliver to the holder the warrant shares by the Warrant Delivery Date, we shall pay to the holder, for each $1,000 of warrant shares subject to such exercise (based on the Trading Price on the date of notice of exercise), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such damages begin to accrue) for each trading day after such Warrant Delivery Date until such shares are delivered or the holder rescinds such exercise.

If the holder desires to exercise its warrant and sell the shares issuable upon exercise of its warrant and there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock underlying the Warrants to the holder and such shares are not then registered for resale by the holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), in lieu of exercising its warrant by payment of a wire transfer or cashier’s check, the holder may elect to receive shares equal to the value of such holder’s warrant by delivering a properly endorsed exercise form. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the Trading Price on the day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

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Adjustment of the Number of Shares and Exercise Price

The common shares issuable upon the exercise of the Warrants, and the Warrant exercise price per share will be proportionally adjusted in the event of a stock split, stock dividend, combination, reclassification of our common shares or similar recapitalization.

Whenever the number of shares purchasable upon the exercise of the Warrants is adjusted, the price payable upon exercise of the Warrants will be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, the numerator of which will be the number of shares purchasable upon the exercise of each warrant immediately prior to the adjustment, and the denominator of which will be the number of shares purchasable immediately thereafter.

Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the warrants and the exercise price, the number of shares purchasable upon the exercise of the Warrants and the exercise price of the Warrants will be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only common shares, if any, so issued were the shares actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those shares were issued or sold for the consideration actually received by us upon such exercise plus the aggregate consideration, if any, actually received by us for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Rights Upon Merger, Consolidation, and Certain Other Transactions

The Warrants provide that if we enter into a “fundamental transaction” each warrant holder shall receive, upon and to the extent that they exercise their Warrants, shares of capital stock, securities, cash, assets or any other property (including warrants or other purchase or subscription rights and any common shares) which they would have been entitled to receive upon the occurrence or consummation of the fundamental transaction, less the applicable exercise price, if they had exercised their Warrants immediately prior to the fundamental transaction. A fundamental transaction includes (a) any consolidation or merger of the Company with or into another corporation, (b) any sale, transfer or lease of all or substantially all of our property; or (c) any recapitalization or reclassification of our common shares or any exchange of our common shares for any other class of our capital stock or other securities that we may issue.

No Rights as Shareholders

The Warrants do not confer upon the warrant holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors or any other matter, or any other rights whatsoever as our shareholders.

Notices to Warrant Holders

We will give warrant holders at least 20 days prior notice of any record date or the date of closing the transfer books for any of the following actions that we plan to take: (a) any dividend or distribution on our common shares; (b) any grants, issuance or sales of any options, convertible securities or rights to purchase stock, warrants, securities, or other property to the holders of common shares; and (c) determining shareholders entitled to vote with respect to a fundamental transaction or a dissolution or liquidation. We will also give warrant holders notice of any adjustment of the exercise price of the Warrants, including the calculation of the adjustment.

The forgoing description of the Warrants is only a summary and does purport to be a complete description of all of the terms of the Warrants. The form of the Warrants has been filed as an exhibit to a Current Report on Form 8-K filed with the SEC. The foregoing summary is qualified in all respects by the terms of the form of the Warrants which are incorporated herein by reference.

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PLAN OF DISTRIBUTION

Pursuant to an placement agent agreement, dated December 19, 2016, we have engaged Chardan Capital Markets LLC (“Chardan” or the “Placement Agent”) as our exclusive placement agent for this offering. Chardan is not purchasing or selling any securities, nor is Chardan required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of securities by us. Chardan may engage one or more sub-placement agents or selected dealers to assist with the offering.

Upon the closing of this offering, we will pay to Chardan a cash fee equal to 8% of the gross proceeds to use from the sale of the securities in this offering. In addition, we will pay to Chardan anexpense allowance equal to $50,000 for their legal fees.

We negotiated the price for the shares offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

LEGAL DEVELOPMENTS

On December 13, 2016, the Company received a formal information request from the SEC regarding several broad topics that have been previously disclosed, including the Company’s membership on Nasdaq and delisting, related party matters, and the Company’s special committee investigation. The period covered is January 1, 2013 to the present. The Company intends to cooperate fully.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Kane Kessler, P.C., New York, New York. Chardan Capital Markets, LLC is being represented in connection with this offering Pryor Cashman LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on OTCQB tier of the OTC Markets, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority, Inc. at 1735 K Street, Washington, D.C. 20006.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, and a Form S-3 MEF, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 16, 2016 as amended on Form 10-K/A filed on April 29, 2016;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2016, June 30, 2016, and March 31, 2016, filed on November 10, 2016, August 9, 2016, and May 11, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on March 3, 2016, May 2, 2016, May 3, 2016, May 16, 2016, June 30, 2016, July 11, 2016, August 23, 2016, September 6, 2016, September 9, 2016, as amended by Form 8-K/A filed on September 19, 2016, September 15, 2016, October 19, 2016, October 27, 2016, November 14, 2016, and December 9, 2016;

•	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

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Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, (240) 497-9024.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any other prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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28,575,000 Shares of Common Stock

Warrants to Purchase 14,287,500 Shares of Common Stock

Chardan Capital Markets LLC

Prospectus Supplement dated December 20, 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 18, 2016

PROSPECTUS

Northwest Biotherapeutics, Inc.

$150,000,000

of

Common Stock

Preferred Stock

Warrants

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

This prospectus relates to common stock, preferred stock, warrants, debt securities, share purchase contracts, share purchase units, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000 on terms to be determined at the time of sale. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, common stock, preferred stock or debt securities upon the exercise of warrants, or common stock upon execution of a share purchase contract. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NWBO.” On October 13, 2016, the last reported sale price of our common stock was $0.46. We recommend that you obtain current market quotations for our common stock and warrants prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of October 13, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $35,889,608.50, which was calculated based on 78,020,888 shares of outstanding common stock held by non-affiliates and on a price per share of $0.46, the closing price of our common stock on October 13, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any of our common stock or securities convertible into our common stock during the 12 calendar months prior to and including the date of this prospectus pursuant to Instruction I.B.6.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 18, 2016

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s web site or at the SEC’s offices, each as further describe below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

About Northwest BIOTHERAPEUTICS, Inc.

We are a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and, through a proprietary batch manufacturing process, on a cost-effective basis, initially in both the United States and Europe (the two largest medical markets in the world).

We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient's own immune system to attack their cancer. The DCVax technology is expected to be applicable to all types of solid tumor cancers, and is embodied in several distinct product lines. One of the product lines (DCVax®-L) is designed to cover all solid tumor cancers in which the tumors can be surgically removed. Another product line (DCVax®-Direct) is designed for all solid tumor cancers which are considered inoperable and cannot be surgically removed. We believe the broad applicability of DCVax to many cancers provides multiple opportunities for commercialization and partnering.

Our DCVax platform technology involves dendritic cells, the master cells of the immune system, and is designed to reinvigorate and educate the immune system to attack cancers. The dendritic cells are able to mobilize the overall immune system, which includes T cells, B cells and antibodies, natural killer cells and many others. Such mobilization of the overall immune system provides a broader attack on the cancer than mobilizing just a particular component, such as T cells alone, or a particular antibody alone. Likewise, our DCVax technology is designed to attack the full set of biomarkers, or antigens, on a patient’s cancer, rather than just a particular selected target or several targets. Clinical experience indicates that when just one or a few biomarkers on a cancer are targeted by a drug or other treatment, sooner or later the cancer usually develops a way around that drug, and the drug stops working. We believe that mobilizing all agents of the immune system, and targeting all biomarkers on the patient’s cancer, contributes to the effectiveness of DCVax.

The DCVax Technology

Our platform technology, DCVax®, is a personalized immune therapy which consists of a therapeutic vaccine that uses a patient’s own dendritic cells, or DCs, the master cells of the immune system, as the therapeutic agent. The patient’s DCs are obtained through a blood draw, or leukapheresis. The DCs are then activated and loaded with biomarkers (“antigens”) from the patient’s own tumor. The loading of biomarkers into the DCs “educates” the DCs about what to attack. The activated, educated DCs are then isolated with very high purity and constitute the DCVax personalized vaccine.

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We believe that injection of DCVax-L into the patient, through a simple intra-dermal injection in the upper arm, can initiate a potent immune response against cancer cells, mobilizing the overall immune system and doing so in the way nature intended, with the numerous immune agents acting in their normal roles and in combination with each other.

Importantly, each activated, educated dendritic cell has a large multiplier effect, mobilizing hundreds of T cells and other immune cells. As a result, small doses of such dendritic cells can mobilize large and sustained immune responses. Also very importantly, dendritic cells activate diverse populations of T cells (i.e., T cells targeted at a variety of different biomarker targets on the patient’s cancer). In contrast, T cell based therapies employ T cells aimed at just one biomarker target on the cancer, similar to targeted drugs.

DCVax Product Lines

We have developed several different product lines based on the DCVax technology, to address multiple different cancers and different patient situations. There are two main components to each DCVax product: the immune cells (dendritic cells) and the cancer biomarker targets (antigens).

All of our DCVax product lines are made from the patient’s own dendritic cells. The dendritic cells are freshly isolated, and newly matured and activated. We believe that the existing dendritic cells in a cancer patient have already been compromised by the cancer, and we believe that is one of the reasons other vaccines aimed at the existing dendritic cells in patients have largely failed. However, the patient’s body continues to produce new precursors of dendritic cells, and these precursors (monocytes) circulate in the patient’s blood stream. For all DCVax products, these precursors are obtained through a blood draw, and then (through our proprietary manufacturing processes), the precursors are matured into a fresh batch of new dendritic cells.

DCVax-L - is designed for operable solid tumors. It is made with cancer antigens from tumor lysate (a protein extract from processed tumor cells) from the patient’s own tumor tissue. As such, DCVax-L incorporates the full set of tumor antigens, making it difficult for tumors to find detours around it (“escape variants”), as described above. This is the DCVax product that has been used in our brain cancer and ovarian cancer clinical trials, and is currently being studied in our 348-patient Phase III brain cancer trial. DCVax-L is expected to be applicable for any types of solid tumor cancers in situations in which the patient has their tumor surgically removed as part of the standard of care.

DCVax-Direct - is designed for inoperable solid tumors – situations in which it is not feasible or not desirable for patients to have their tumors surgically removed, either due to multiple metastases or for other reasons. Like DCVax-L, DCVax-Direct also incorporates the full set of tumor antigens - but it does so in situ in the patient’s body rather than at the manufacturing facility. With DCVax Direct, the fresh, new dendritic cells are partially matured in a special proprietary way so as to be ready to pick up antigens directly from tumor tissue in the patient’s body, and also communicate the information about those antigens to other agents of the immune system, such as T cells. The partially matured dendritic cells are then injected directly into the patient’s tumor(s). There, the dendritic cells pick up the antigens in situ rather than picking up the antigens from lysate in a lab dish at the manufacturing facility, as is done with DCVax-L. DCVax-Direct is anticipated to be applicable to any type of inoperable solid tumors.

Phase III Clinical Trial of DCVax®-L

Our DCVax®-L product is currently in a 348-patient Phase III trial for newly diagnosed Glioblastoma multiforme brain cancer, which is on a partial clinical hold in regard to recruitment of new patients. The trial is a double-blind, randomized, placebo controlled trial with two treatment arms (standard of care plus DCVax-L vs. standard of care plus a placebo). The trial also includes a crossover option for any patients to receive DCVax-L treatment after progression (tumor recurrence). The primary endpoint is progression free survival, or PFS, and the secondary endpoints include overall survival, or OS, and a number of other measures.

The trial is being conducted in the U.S., the U.K., Germany and Canada. Over 300 of the total 348 planned patients have been recruited into the Phase III trial and these patients are continuing to be treated in accordance with the trial protocol. New screening of patient candidates for additional recruitment has been suspended pursuant to the partial hold. The Company is in ongoing dialog with regulators about the partial hold and the Trial.

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Phase I/II Trial of DCVax®-Direct

Our DCVax®-Direct product is in a Phase I/II trial program for inoperable solid tumor cancers. The Phase I portion has been completed, and involved 40 patients with 13 different types of cancers. The patients had multiple metastases, had failed other treatments and had poor prognoses. Following treatment with DCVax-Direct, twenty percent of these patients are still alive at survival timesexceeding two years. The longest survivor has reached nearly three years.

For the Phase II portion of this trial, we plan to conduct several studies in parallel, applying DCVax-Direct in different cancers. We also plan to use an enhanced treatment regimen with more treatments, closer spacing of the treatments, and injections of DCVax-Direct into more tumors in the patient. (In Phase I, only one of the patient’s tumors was injected with the treatment).

Target Markets for DCVax Products

Since our DCVax-L product is potentially applicable to all types of operable solid tumors, and our DCVax-Direct product is potentially applicable to all types of inoperable solid tumors, we believe the potential markets for DCVax products are quite large. According to the American Cancer Society, 1 in 2 men, and 1 in 3 women in the U.S. will develop some form of cancer in their lifetime. There are nearly 1.5 million new cases of cancer per year in the U.S., and nearly 600,000 deaths from cancer. The statistics are similar in Europe and in much of the rest of the world.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this report. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Risk Factors

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

Special Note Regarding Forward-Looking Information

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

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Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions;
•	our ability to raise additional capital;
•	risks related to our ability to enroll patients in its clinical trials and complete the trials on a timely basis;
•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates generally;
•	uncertainties about the clinical trials process;
•	uncertainties about the timely performance of third parties;
•	risks related to whether our products will demonstrate safety and efficacy;
•	risks related to our commercialization efforts and commercial opportunity for our DCVax product candidates;
•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;
•	risks related to our plans to conduct future clinical trials or research and development efforts;
•	risks related to our ability to carry out our Hospital Exemption program (in Germany);
•	risks related to possible reimbursement and pricing;
•	uncertainties about estimates of the potential market opportunity for our product candidates;
•	uncertainties about our estimated expenditures and projected cash needs;
•	uncertainties about our expectations about partnering, licensing and marketing; and
•	the use of proceeds from this offering.

Ratio Of Earnings To Fixed Charges

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preference securities in the future.

Use Of Proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

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We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock, debt securities, or units; or

•	share purchase contracts;

•	share purchase units, each representing one or more share purchase contracts and, as security for the holder’s obligation to purchase shares under the share purchase contracts any one or more of (1) senior or subordinated debt securities, (2) preferred shares, or (3) debtor equity obligations of third parties, including U.S. Treasury securities; and/or

•	units comprised of common stock, preferred stock, warrants, and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.” The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $150,000,000.

Description Of Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference to our other filings with the Commission.

General

Under our Certificate of Incorporation, we have authority to issue 450,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of September 23, 2016, there were 115,982,257 shares of common stock issued and outstanding and no shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

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Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NWBO.”

Description Of Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 40,000,000 shares of preferred stock, of which no shares are outstanding.

General

Our board of directors may, without stockholder approval, issue up to 40,000,000 shares of preferred stock in one or more series and, subject to the Delaware General Corporation Law (“DGCL”), with respect to each series may:

•	fix the designation of such series;

•	fix the number of shares to constitute such series;

•	fix whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

•	fix if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the common stock or one or more other series of preferred stock;

•	fix the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

•	fix the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to operation of retirement or sinking funds to be applied to the or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

•	fix the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from witch such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the common stock or any other series of preferred stock;

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•	fix the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Company;

•	fix whether or not the shares of such series, at the option of the Company or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of common stock, (ii) shares of any other series of preferred stock or (iii) any other stock or securities of the Company;

•	fix if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted;

•	fix such other rights, powers and preferences with respect to such series as may to the board of directors seem advisable; and

•	increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

Description Of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Description Of Debt Securities

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, “Northwest Biotherapeutics” refers to Northwest Biotherapeutics, Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be Northwest Biotherapeutics’ unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

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Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Northwest Biotherapeutics;

•	the obligation, if any, of Northwest Biotherapeutics to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Northwest Biotherapeutics or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Northwest Biotherapeutics’ option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

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“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.

The indentures require the annual filing by Northwest Biotherapeutics with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

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Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)	default in the performance, or breach, of any other covenant or warranty of Northwest Biotherapeutics in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of Northwest Biotherapeutics.

Any failure to perform, or breach of, any covenant or agreement by Northwest Biotherapeutics in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Northwest Biotherapeutics for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Northwest Biotherapeutics by the trustee or to Northwest Biotherapeutics and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Northwest Biotherapeutics will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

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Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Northwest Biotherapeutics and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Northwest Biotherapeutics and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series.  Upon any such waiver, the default covered thereby and any event of default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities.  Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

Merger

Each indenture provides that Northwest Biotherapeutics may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)     either (a) Northwest Biotherapeutics is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)      no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

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Modification of the Indentures

Northwest Biotherapeutics and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to evidence the succession of another person to Northwest Biotherapeutics, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Northwest Biotherapeutics pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Northwest Biotherapeutics for the benefit of the holders of any outstanding series of debt securities or to surrender any of Northwest Biotherapeutics’ rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Northwest Biotherapeutics shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Northwest Biotherapeutics and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture.  However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

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•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner materially adverse to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Northwest Biotherapeutics by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, Northwest Biotherapeutics may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

Northwest Biotherapeutics also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

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Covenant Defeasance

Upon compliance with specified conditions, Northwest Biotherapeutics will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged. These conditions are:

•	Northwest Biotherapeutics irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Northwest Biotherapeutics under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•	Northwest Biotherapeutics delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•	Northwest Biotherapeutics shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Northwest Biotherapeutics’ exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Northwest Biotherapeutics pursuant to the indenture.

Description Of THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our shares of common stock at a future date or dates. The price per share and the number of shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of a share purchase contract and either shares of preferred stock, debt securities or debt obligations of third parties (including United States treasury securities or other share purchase contracts), or any combination of the foregoing that would secure the holders’ obligations to purchase the securities under such share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

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 The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Description Of Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, preferred stock, debt securities, warrants, and/or share purchase contracts offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants, share purchase contracts, or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Certain Anti-Takeover And Indemnification Provisions Of Our Certificate Of Incorporation And By-Laws And Delaware Law

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders.  Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors.  The description below is intended as only a summary.  You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required; and

•	the inability of our stockholders to call a special meeting of stockholders, the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation.  Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL.  Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

Plan Of Distribution

We may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.  Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters.  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.  Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors.  The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.  We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities.  The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.  Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms.  The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange.  The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.

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Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, warrants and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the Nasdaq Capital Market.  Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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We may also make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.  Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Experts

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K for the years ended December 31, 2015 and December 31, 2014 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Validity Of The Securities

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Kane Kessler, P.C. New York, New York or others named in the applicable prospectus supplement.  If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Where You Can Find More Information

We file reports, proxy statements and other documents with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the operation of the public reference room.  You can review our electronically filed reports, proxy and information statements on SEC’s web site at www.sec.gov or on our web site at www.nwbio.com.  Information included on our web site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

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Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.  The documents and reports that we list below are incorporated by reference into this prospectus.  In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC.  These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 16, 2016 and amended on Form 10-K/A filed on April 29, 2016;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2016, March 31, 2016, and September 30, 2015, filed on August 9, 2016, May 11, 2016, and November 9, 2015, respectively.

(3)	Our Current Reports on Form 8-K filed with the SEC on March 3, 2016, May 2, 2016, May 3, 2016, May 16, 2016, June 30, 2016, July 11, 2016, August 23, 2016, September 6, 2016, September 9, 2016, as amended by Form 8-K/A filed on September 19, 2016, and September 15, 2016.

(4)	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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